Exhibit 99.1

Sight Sciences Reports First Quarter 2025 Financial Results and

Reaffirms Full Year 2025 Revenue Guidance

MENLO PARK, Calif., May 8, 2025 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today reported financial results for the first quarter ended March 31, 2025, reaffirms revenue guidance for full year 2025, and announces improved adjusted operating expenses guidance for full year 2025.

Recent Financial and Business Highlights

•
Generated first quarter 2025 total revenue of $17.5 million, a decrease of 9% compared to the same period in the prior year. This decline was primarily due to lower revenue from the Company’s Surgical Glaucoma segment, which decreased 6% compared to the same period in the prior year. The expected decrease was primarily due to the new Medicare LCDs that restricted Medicare coverage for multiple MIGS procedures when performed at the same time as a cataract procedure.
•
Achieved total gross margin of 86% of revenue in the first quarter of 2025, which is equal to total gross margin in the same period in the prior year.
•
Reduced total operating expenses to $29.0 million in the first quarter of 2025, representing a 7% decrease compared to $31.2 million in the same period in the prior year.
•
Launched OMNI Edge at the American Society of Cataract and Refractive Surgery (ASCRS) Annual Meeting in April. OMNI Edge with TruSync™ technology builds on the proven performance of the OMNI® Surgical System and is designed to deliver significantly more viscodilation while maintaining the consistency and safety of the OMNI platform.

Management Commentary

“Our team continues to execute well in this dynamic market environment, and we remain committed to effectively serving interventional eyecare providers and their patients with our innovative technologies. We are methodically progressing each of our strategic initiatives, including building commercial momentum in MIGS, establishing equitable reimbursement for TearCare®, publishing new clinical and economic data, and advancing our robust product pipeline, as we demonstrated with the recent successful launch of OMNI Edge,” said Paul Badawi, Co-Founder and Chief Executive Officer of Sight Sciences. “Together, these initiatives are intended to enable future growth as we work to address the unmet needs in two of the largest markets in eyecare, glaucoma and dry eye. Our customers are progressively adopting an interventional mindset that aligns with increased utilization of our technologies, and we are confident that our consistent execution against our strategic initiatives will make this a transformational year for our business.”

First Quarter 2025 Financial Results

Revenue for the first quarter of 2025 was $17.5 million, a decrease of 9% compared to the same period in the prior year. Surgical Glaucoma revenue was $17.1 million, a decrease of 6% compared to the same period in the prior year. This expected decline was due to a decrease in account utilization, which decreased by 10%, primarily due to restrictions on the performance of multiple MIGS procedures in combination with cataract surgery for Medicare patients in most states. Dry Eye revenue was $0.4 million, a decrease from $1.0 million in the same period in the prior year, primarily due to fewer SmartLids® sales, which was a result of the Company’s focus on achieving reimbursed market access for TearCare procedures instead of cash pay procedures.

Gross profit for the first quarter of 2025 was $15.1 million compared to $16.5 million in the same period in the prior year. Gross margin for the first quarter of 2025 was 86%, which was flat relative to the same period in the prior year. Surgical Glaucoma gross margin in the first quarter of 2025 declined slightly to 87%, compared to 88% in the same period in the prior year, primarily due to product sales mix and higher overhead costs per unit. Dry Eye gross margin in the first quarter of 2025 increased to 71%, from 42% in the same period in the prior year, primarily due to higher average selling prices.

Total operating expenses were $29.0 million in the first quarter of 2025, representing a 7% decrease compared to $31.2 million in the same period in the prior year, primarily due to lower legal expenses. Research and development expenses were $4.4 million in the first quarter of 2025 compared to $4.6 million in the same period in the prior year, representing a 4% decrease. Selling, general, and administrative expenses were $24.5 million in the first quarter of 2025, compared to $26.6 million in the same period in the prior year, representing an 8% decrease. Adjusted operating expenses1,2 were $24.7 million in the first quarter of 2025, down from $26.6 million in the same period in the prior year, representing a 7% decrease.

Net loss was $14.2 million, or a loss of $0.28 per share, in the first quarter of 2025, compared to a net loss of $16.3 million, or a loss of $0.33 per share, in the same period in the prior year.

Cash and cash equivalents totaled $108.8 million and total long-term debt was $40.0 million (before unamortized discount and debt issuance costs) as of March 31, 2025, compared to $120.4 million and $40.0 million, respectively, as of December 31, 2024. Cash used in the first quarter of 2025 totaled $11.6 million, compared to $10.8 million in the same period in the prior year, primarily due to higher annual cash incentive payments in the first quarter of 2025.

2025 Financial Guidance

Sight Sciences reaffirms revenue guidance expectations for full year 2025 of approximately $70.0 million to $75.0 million, representing a 6% to 12% decline compared to full year 2024 revenue. This guidance range reflects the expected impacts to the MIGS market associated with the new Medicare LCDs that became effective in most states in mid-November 2024, which restrict Medicare coverage for multiple MIGS procedures when performed at the same time as a cataract procedure. This guidance range also assumes revenue of approximately $1.0 million for full year 2025 for the Dry Eye segment and does not contemplate achievement of positive reimbursement coverage or payment decisions for TearCare in 2025.

The Company is announcing improved expense guidance and now expects adjusted operating expenses1,3 for full year 2025 to be approximately $101.0 million to $105.0 million, representing an increase of 0% to 4% compared to adjusted operating expenses for full year 2024, versus prior adjusted operating expenses guidance of $105.0 million to $107.0 million. The reduction reflects ongoing expense controls put in place to partially offset the cost of goods sold impact associated with tariffs on our business.

The Company has exposure to the tariffs imposed by the U.S. on China because most of its products are produced and assembled in China. Based on the current China tariff rate, revenue expectations by product, and inventory levels, the Company expects its Surgical Glaucoma segment’s unmitigated tariff exposure would increase the segment’s cost of goods sold by between approximately $3.5 million and $4.5 million for full year 2025. The impact is expected to be larger in the second half of 2025 versus the first half of 2025.

The Company's full year 2025 financial guidance is forward-looking in nature, reflecting management’s expectations as of this press release, and is subject to significant risks and uncertainties that limit its ability to accurately forecast results. This outlook assumes no meaningful changes to the Company's business or prospects, or to the risks and uncertainties identified by management that could impact future results, which include, but are not limited to: incremental or unanticipated changes in tariff policies or rates impacting our products or the medical device industry; changes to reimbursement coverage, payment decisions or reimbursement rates for our products; changes to product pricing or market share resulting from the evolving competitive landscape; impacts from new changes in policies impacting tariffs on our products and the medical device industry generally; and disruptions to or increased costs associated with our supply chain, including as a result of having a limited number of suppliers.

1 “Adjusted operating expenses” is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (GAAP), and therefore such a measure, is a “non-GAAP financial measure”, and is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, restructuring costs, and other one-time or non-recurring costs. Please see the “Non-GAAP Financial Measures” section below for additional information.

2 A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures has been provided in the table titled "Non-GAAP to GAAP Reconciliation" attached to this press release.

3 Consistent with Securities and Exchange Commission (SEC) regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Non-GAAP Financial Measures

Certain non-GAAP financial measures, including adjusted operating expenses, are presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes these non-GAAP financial measures are important performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Conference Call

Sight Sciences' management team will host a conference call today, May 8, 2025, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies (i) indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical Instrument is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories. TruSync is a trademark of Sight Sciences.

© 2025 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning our progress against our strategic initiatives; the adoption and utilization of our technology; our ability to achieve future growth and transform our business; the expected impacts to the MIGS market associated with the new Medicare LCDs; our 2025 revenue and adjusted operating expenses guidance, and the primary factors impacting our ability to achieve our guidance; and the impact of tariffs on our business and financial results.

These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the SEC, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com

SIGHT SCIENCES, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$108,768	$120,357
Accounts receivable, net of allowance for credit losses of $629 and $1,186 at March 31, 2025 and December 31, 2024, respectively	9,424	10,786
Inventory, net	5,805	6,325
Prepaid expenses and other current assets	2,909	2,306
Total current assets	126,906	139,774
Property and equipment, net	1,485	1,580
Operating lease right-of-use assets	817	935
Other noncurrent assets	472	550
Total assets	$129,680	$142,839
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,765	$1,691
Accrued compensation	5,125	9,680
Accrued and other current liabilities	4,232	4,097
Total current liabilities	12,122	15,468

Long-term debt, net	39,583	39,356
Other noncurrent liabilities	347	492
Total liabilities	52,052	55,316
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 51,376,751 and 50,937,999 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	51	51
Additional paid-in-capital	438,028	433,769
Accumulated deficit	(360,451)	(346,297)
Total stockholders’ equity	77,628	87,523
Total liabilities and stockholders’ equity	$129,680	$142,839

SIGHT SCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$17,508	$19,265
Cost of goods sold	2,414	2,793
Gross profit	15,094	16,472
Operating expenses:
Research and development	4,430	4,636
Selling, general and administrative	24,523	26,559
Total operating expenses	28,953	31,195
Loss from operations	(13,859)	(14,723)
Investment income	1,148	1,648
Interest expense	(1,263)	(1,204)
Loss on debt extinguishment	—	(1,962)
Other expense, net	(139)	(8)
Loss before income taxes	(14,113)	(16,249)
Provision for income taxes	41	17
Net loss and comprehensive loss	$(14,154)	$(16,266)
Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	51,290,665	49,486,263

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Revenue
Surgical Glaucoma	$17,114	$18,257
Dry Eye	394	1,008
Total revenue	17,508	19,265
Cost of goods sold
Surgical Glaucoma	2,298	2,209
Dry Eye	116	584
Total cost of goods sold	2,414	2,793
Gross profit
Surgical Glaucoma	14,816	16,048
Dry Eye	278	424
Total gross profit	15,094	16,472
Gross margin
Surgical Glaucoma	86.6%	87.9%
Dry Eye	70.6%	42.1%
Total gross margin	86.2%	85.5%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating Expenses:
Total Operating Expenses	$28,953	$31,195
Less: Stock-based Compensation	(4,128)	(4,400)
Less: Depreciation and Amortization	(149)	(192)
Adjusted Operating Expenses(4)	24,676	26,603

4 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended March 31,
	2025	2024
Surgical Glaucoma active customers (5)	1,108	1,073
Dry Eye lid treatment units sold (6)	1,029	4,011
Dry Eye active customers (7)	75	288

5 “Surgical Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended March 31, 2025 and 2024.

6 “Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids® sold during the three months ended March 31, 2025 and 2024.

7 “Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended March 31, 2025 and 2024.